CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of Legal Access Technologies, Inc. for the quarter ended January 31, 2006, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Quarterly Report on Form 10-QSB of Legal Access Technologies, Inc. for the quarter ended January 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-QSB for the quarter ended January 31, 2006, fairly presents in all material respects, the financial condition and results of operations of Legal Access Technologies, Inc..

By:	/s/ Herbert Leeming
Name:	Herbert C. Leeming
Title:	Principal Executive Officer
Date:	April 12, 2006
By:	/s/ Michael Broadbear
Name:	Michael W. Broadbear
Title:	Principal Financial Officer
Date:	April 12, 2006